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                                                                     EXHIBIT 5.2
                      OPINION OF RICHARDS, LAYTON & FINGER




                     [Richards, Layton & Finger Letterhead]






                                    January 26, 2001




Cox Trust I
c/o Cox Communications, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia 30319

                  Re:      Cox Trust I

Ladies and Gentlemen:

         We have acted as special Delaware counsel for Cox Communications, Inc., a Delaware corporation (the "Company"), and Cox Trust I, a Delaware business trust ("Cox I"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) ab The Certificate of Trust of Cox I, dated as of July 7, 1999 (the "Cox I Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on July 7, 1999;

(b) ab The Declaration of Trust of Cox I, dated as of July 7, 1999, among the Company, as sponsor, and The Bank of New York, a New York banking corporation, and The Bank of New York (Delaware), a Delaware banking corporation, as trustees of Cox I;

(c) A form of the Registration Statement (the "Registration Statement") on Form S-3, to be filed by the Company and Cox I with the Securities and Exchange Commission (the "SEC") on January 26, 2001, including a preliminary prospectus (the "Prospectus"), relating to, among other things, the Trust Originated Preferred Securities of Cox I representing undivided


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Cox Trust I
January 26, 2001
Page 2


beneficial interests in the assets of Cox I (each, a "Cox I Preferred Security" and collectively, the "Cox I Preferred Securities");

(d) A form of Amended and Restated Trust Agreement of Cox I, to be entered into among the Company, as sponsor, the trustees of Cox I named therein, and the holders, from time to time, of undivided beneficial interests in Cox I (including Annex I and Exhibits A-1 and A-2 thereto) (the "Cox I Agreement"), attached as an exhibit to the Registration Statement;

(e) A Certificate of Good Standing for Cox I, dated January 25, 2001, obtained from the Secretary of State; and

         Initially capitalized terms used herein and not otherwise defined are used as defined in the Cox I Agreement.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that the Cox I Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of Cox I, and that the Cox I Agreement and the Cox I Certificate are in full force and effect and have not been amended, and no amendment of the Cox I Agreement or the Cox I Certificate is pending or has been proposed, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation,
(iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Cox I Preferred Security is to be issued by Cox I (collectively, the "Cox I Preferred Security Holders") of a certificate

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Cox Trust I
January 26, 2001
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evidencing the Cox I Preferred Security and the payment for the Cox I Preferred
Security acquired by it, in accordance with the Cox I Agreement and the Registration Statement and (vii) that the Cox I Preferred Securities are issued and sold to the Cox I Preferred Security Holders in accordance with the Cox I Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Cox I has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. ss. 3801, et seq (the "Act").

2. The Cox I Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of Cox I.

3. The Cox I Preferred Security Holders, as beneficial owners of Cox I, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Cox I Preferred Security Holders may be obligated to make payments as set forth in the Cox I Agreement.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                    Very truly yours,


                                    /s/ Richards, Layton & Finger, P.A.
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